FOR IMMEDIATE RELEASE

American Realty Capital Trust V Engages Financial Advisors

J.P. Morgan Securities and RCS Capital to Advise on Strategic Alternatives

New York, New York, June 23, 2014 –American Realty Capital Trust V, Inc. (“ARCT V”) announced today that it engaged J.P. Morgan Securities, LLC and RCS Capital, the investment banking and capital markets division of Realty Capital Securities, LLC, as financial advisors to assist ARCT V in evaluating potential strategic alternatives following the successful closing of its $1.7 billion initial public offering.

About ARCT V

ARCT V is a publicly registered, non-traded real estate investment trust (“REIT”) that qualified as a REIT for tax purposes with the taxable year ending December 31, 2013.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words.

Investor Inquiries:

Anthony J. DeFazio SVP of Public Relations DDCwork tdefazio@ddcworks.com (484) 342-3600	Andrew G. Backman Managing Director Investor Relations and Public Relations RCS Capital Corporation ABackman@rcscapital.com (917) 475-2135	Nicholas A. Radesca Chief Financial Officer American Realty Capital Trust V, Inc. nradesca@arlcap.com (212) 415-6559